                                                                    EXHIBIT 10.7


                             CONTRIBUTION AGREEMENT


                                  BY AND AMONG


                   LASALLE HOTEL OPERATING PARTNERSHIP, L.P.


                                    AND THE


                           CONTRIBUTORS NAMED HEREIN


                          Dated as of January 30, 1998

                               TABLE OF CONTENTS


ARTICLE I.   CONTRIBUTION TERMS AND CLOSING PROCEDURES............  2
             1.1  Acquisition of Interests........................  2
             1.2  Term of Agreement...............................  2
             1.3  Consideration...................................  2
             1.4  Closing.........................................  2
             1.5  Documents to be Delivered at Closing............  4
             1.6  Cessation of IPO................................  5
             1.7  Closing Costs...................................  5
             1.8  Further Assurances..............................  5

ARTICLE II.  REPRESENTATIONS, WARRANTIES
             AND COVENANTS OF CONTRIBUTORS........................  6
             2.1  Title to Interests..............................  6
             2.2  Authority.......................................  7
             2.3  Litigation......................................  8
             2.4  No Other Agreements to Sell.....................  8
             2.5  No Brokers......................................  8
             2.6  Investment Representations and Warranties.......  8
             2.7  FIRPTA Representation........................... 10
             2.8  Covenant to Remedy Breaches..................... 10

ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS
             OF OPERATING PARTNERSHIP............................. 11
             3.1  Authority....................................... 11
             3.2  Litigation...................................... 11
             3.3  No Brokers...................................... 11
             3.4  No Prior  Business Activity..................... 12
             3.5  Status of Units................................. 12
             3.6  Tax Matters..................................... 12
             3.7  Investment Company.............................. 12
             3.8  Hart-Scott-Rodino Antitrust Improvements Act of
                  1976............................................ 12
             3.9  Qualification as a REIT and a Real Estate
                  Operating Company............................... 12
             3.10 Public Announcements............................ 12
             3.11 Best Efforts to Complete IPO.................... 13

ARTICLE IV.  CLOSING ADJUSTMENTS.................................. 13
             4.1  Prorations...................................... 13
             4.2  Accounts Receivable............................. 16
             4.3  Security Deposits............................... 17
             4.4  Additional Indemities........................... 17
             4.5  Timing of Calculations;......................... 17

     4.6  Allocation of Adjustments.........................................  17

ARTICLE V. CONDITIONS PRECEDENT TO CONTRIBUTORS OBLIGATIONS.................  17

ARTICLE VI.  MISCELLANEOUS..................................................  17
     6.1  Amendment.........................................................  17
     6.2  Entire Agreement; Counterparts; Applicable Law....................  17
     6.3  Assignability.....................................................  17
     6.4  Titles............................................................  17
     6.5  Third Party Beneficiary...........................................  17
     6.6  Severability......................................................  17
     6.7  Equitable Remedies................................................  18
     6.8  Attorneys' Fees...................................................  18
     6.9  Notices...........................................................  18
     6.10 Waiver of Rights; Consents with Respect to Partnership Interests..  19
     6.11 Convenant to Proceed in Good Faith................................  22
     6.12 Confidentiality...................................................  21
     6.13 Computation of Time...............................................  21
     6.14 Survival..........................................................  21
     6.15 Time of the Essence...............................................  21


EXHIBIT A:  Asset Entities and Properties
EXHIBIT B:  Consideration
EXHIBIT C:  Permitted Encumbrances
EXHIBIT D:  Operating Partnership Agreement
EXHIBIT E:  Registration Rights Agreement
EXHIBIT F:  Escrow Agreement
EXHIBIT G:  Purchase Rights
                                       ii

                             CONTRIBUTION AGREEMENT
                             ----------------------


     This Contribution Agreement (the "Contribution Agreement") is executed as
                                       ----------------------
of the 30th day of January, 1998 by LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership in formation, and
      ---------------------
the Contributors whose names are set forth in Exhibit A hereto (each, a
                                              ---------
"Contributor" and, collectively, the "Contributors").
------------                          ------------

     WHEREAS, in connection with the consolidation of its hotel acquisition and ownership business, La Salle Partners has formed a Maryland real estate investment trust (the "REIT") that will be the sole general partner and a
                       ----
limited partner of the Operating Partnership and to effect an initial public offering (the "IPO") of the REIT's common shares of beneficial interest ("Common
               ---                                                        ------
Stock");
-----

     WHEREAS, it is intended that, upon consummation of the IPO, the Operating Partnership will acquire interests in the following ten hotel properties:
Radisson Hotel South and Plaza Tower, Bloomington, Minnesota; Le Meridien New Orleans Hotel, New Orleans, Louisiana; Le Meridien Dallas Hotel, Dallas, Texas; The Omaha Marriott Hotel, Omaha, Nebraska; Marriott Seaview Resort, Galloway Township, New Jersey; The Camberley Plaza Sabal Park, Tampa, Florida; Holiday Inn Plaza Park, Visalia, California; Holiday Inn Beachside, Key West, Florida; Le Montrose Suite Hotel de Gran Luxe, West Hollywood, California and the LaGuardia Airport Marriott, East Elmhurst, New York;

     WHEREAS, it is further understood that the Operating Partnership may acquire, either before or after the IPO, interests in additional hotel properties located within or outside the United States;

     WHEREAS, each Contributor owns partnership interests in the limited partnerships set forth on Exhibit A (the "Asset Entities" or each, an "Asset
                                          --------------
Entity") which own fee or leasehold interests in the land and improvements known by the hotel names set forth opposite the relevant Asset Entity on Exhibit A (the "Properties"); and
      ----------

     WHEREAS, the Operating Partnership desires to acquire from each Contributor, and each Contributor desires to convey to the Operating Partnership under the terms and conditions set forth herein, the aforementioned partnership interests owned by such Contributor and any other direct or indirect interests such Contributor may have, whether now owned or hereinafter acquired, in the Asset Entities or the Properties (each Property and all personal property related thereto or to the operation thereof is hereinafter referred to as an "Asset" and each such direct or indirect interest of a Contributor in such Asset
------
Entity or in such Asset, is referred to individually as an "Interest" and
                                                            --------
collectively, as such Contributor's "Interests");
                                     ---------

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and the Contributors agree as follows:

             ARTICLE I.  CONTRIBUTION TERMS AND CLOSING PROCEDURES
                         -----------------------------------------

     1.1  Acquisition of Interests.  At the Final Closing (defined below), each
          ------------------------
Contributor shall, subject to the terms and conditions of this Agreement, contribute, transfer, assign, and convey to the Operating Partnership and the Operating Partnership shall (i) acquire and accept from such Contributor, all right, title and interest of such Contributor in such Contributor's Interests, free and clear of all Encumbrances (as defined in Section 2.1 hereof) except Permitted Encumbrances (as defined in Section 2.1 hereof), and (ii) deliver to such Contributor such Contributor's Consideration (defined below), both in accordance with this Contribution Agreement.

     1.2  Term of Agreement.  If the IPO Closing (defined below) does not occur
          -----------------
by June 15, 1998 (the "Termination Date"), and certain other conditions
                       ----------------
precedent as set forth in Article V are not met, this Contribution Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributors shall have any further obligations hereunder.

     1.3  Consideration.  The consideration for each Contributor's Interests
          -------------
(such consideration with respect to such Contributor is hereinafter referred to as such Contributor's "Consideration") shall be an amount payable in cash and/or
                       -------------
a number of Units (as hereinafter defined) as set forth in Exhibit B, subject to the terms and provisions of Article IV hereof providing for adjustments to each Contributor's Consideration based on closing adjustments; it being understood that it is the intention of the parties to this Contribution Agreement that any Minimum Working Capital (as defined in Section 4.1(c) hereof) and any balances remaining in any furniture, fixture and equipment reserve accounts are to remain with the Asset Entity and be transferred to the Operating Partnership. As used herein, the term "Units" means units of limited partnership interest in the
                  -----
Operating Partnership.

     1.4  Closing.  In connection with its acquisition of the Contributors'
          -------
Interests, the Operating Partnership will notify the Contributors of a closing date, which date will be no earlier than five (5) business days after such notification and no later than June 1, 1998, for the initial closing (the

"Initial Closing") of the acquisition contemplated by this Contribution
----------------
Agreement. At or before such Initial Closing, which shall be held at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048 or such other place as is determined by the Operating Partnership in its sole discretion at a time specified by the Operating Partnership in its sole discretion, the Operating Partnership and the Contributors will execute all closing documents (the "Closing Documents") required by the Operating
                        -----------------
Partnership in accordance with Section 1.5 hereof and deposit the same in escrow with Brown & Wood llp, New York, New York, pursuant to an escrow agreement in substantially the form of Exhibit F hereto, as escrow agent of the Operating Partnership (the "Closing Agent").
 -------------

     The transactions contemplated by this Contribution Agreement and by the Closing Documents executed and deposited in connection with such exercise will be consummated at the Final Closing (as hereinafter defined) only if the closing of the IPO (the "IPO Closing") is consummated by the earlier of (a) fifteen (15)
                 -----------
days after the date of the Initial Closing and (b) the Termination Date, and the conditions precedent to the closing contained in Article V hereof shall have been met on or prior to the Final Closing Date. If the IPO Closing occurs by such date:

          (a) The Operating Partnership shall, contemporaneously with the IPO Closing and upon satisfaction of the conditions precedent set forth in Article V, cause to be delivered to each Contributor (i) the cash portion of such Contributor's Consideration, if any (such cash portion, the "Cash
                                                                   ----
                    Portion"), and (ii) if applicable, a certificate of the General Partner of the Operating Partnership certifying that such Contributor has been or will be, effective upon the Final Closing (as hereinafter defined), admitted as a limited partner of the Operating Partnership and that the Operating Partnership's books and records indicate or will indicate that such Contributor is the holder of the number of Units which are called for pursuant to the Consideration as adjusted pursuant to Article IV hereof;

          (b) upon receipt of the Consideration by the Contributors set forth in clause (a) above, the Closing Agent will release the Closing Documents to the Operating Partnership and deliver to the Contributor a copy of such General Partner's certificate; and

          (c) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated simultaneously with the IPO Closing (such consummation, the "Final Closing").
                                       -------------

Notwithstanding the above, the Operating Partnership may, in its sole discretion, elect not to complete the acquisition of all or any portion of the Interests of any Contributor only in the event that such Contributor specifies, in its Assignment delivered pursuant to Section 1.5, a material breach of or other material exception with respect to Article 2 hereof or such contributor has otherwise materially breached this Contribution Agreement and such breach has not been cured within any applicable grace period (any such Contributor, a "Non-Complying Contributor"), in which case the Operating Partnership shall, in
--------------------------
lieu of the delivery with respect to such Contributor pursuant to clause (a) above, notify the Closing Agent of such election and direct the Closing Agent to return such Contributor's Closing Documents and Ancillary Agreements (as defined below) to such Contributor.

     The risk of loss to an Asset Entity's Assets prior to Closing shall be borne by such Asset Entity. If, prior to the Final Closing, any of an Asset Entity's Assets shall be materially destroyed or materially damaged by fire or other casualty, then this Contribution Agreement may, at the option of the Operating Partnership, be terminated with respect to the Asset Entity, the Assets of which have been materially destroyed or materially damaged. If, after the occurrence of any such casualty affecting an Asset Entity's Assets, this Contribution Agreement is not so terminated relative to such Asset Entity, the Operating Partnership shall elect to (i) purchase the given Contributors' Interests in such Asset Entity or Assets, as the case may be, and (ii) direct such Contributors to pay or cause to be paid to the Operating Partnership any sums collected under any policies of insurance because of damage due to such casualty and otherwise assign to the Operating Partnership all rights to collect such sums as may then be uncollected; provided, however, that the Contributors shall not adjust or settle any insurance claim without the Operating Partnership's prior written consent, such consent not to be unreasonably withheld or delayed. Under such circumstances, the Consideration payable upon such purchase shall be reduced by the amount of any deductibles under the applicable insurance policies.

     If the IPO Closing does not occur by the earlier of (a) fifteen (15) days after the date of the Initial Closing and (b) the Termination Date, or the conditions precedent set forth in Article V are not met on or prior to the date of the Final Closing then, except as set forth in Section 1.8, no party shall have any obligations under the Closing Documents or under any agreements or instruments executed in connection with the transactions contemplated hereunder or thereunder (such other agreements or instruments, collectively, "Ancillary
                                                                    ---------
Agreements"), this Contribution Agreement, the Closing Documents and the
----------
Ancillary Agreements shall be deemed null and void ab initio and the Closing
                                                   ---------
Agent will be, and is hereby, directed to destroy the Closing Documents and any Ancillary Agreement it holds and return to the Operating Partnership the Consideration, if any, delivered by the Operating Partnership to the Closing Agent in accordance with the previous paragraph.

     1.5  Documents to be Delivered at Closing.  At the Initial Closing, each
          ------------------------------------
Contributor shall execute, acknowledge where deemed necessary by the Operating Partnership, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

          (a) An Assignment of Interests (the "Assignment"), which shall contain
                                               ----------
a warranty of title that such Contributor owns such Contributor's Interests free and clear of all Encumbrances (as defined in Section 2.1 hereof), except, where applicable, for the Permitted Encumbrances (as defined in Section 2.1 hereof) and shall either (i) reaffirm the accuracy of all representations and warranties in all material respects and the satisfaction of all covenants made by such Contributor in Article II hereof or (ii) if such reaffirmation cannot be made, identify those representations, warranties and covenants of Article II hereof (other than Section 2.5 hereof) with respect to which circumstances have changed, represent that such Contributor has used all reasonable efforts within its control to prevent and remedy such breach, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants made by such Contributor in Article II hereof.

          (b) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer and convey such Contributor's Interests and effectuate the transactions contemplated hereby, including, without limitation, deeds, assignments of ground leases and space leases (as applicable), transfer tax and gains tax returns and any other filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Assignment is required.

     1.6  Cessation of IPO.  If at any time the underwriter or underwriters
          ----------------
determine in good faith to abandon the IPO (the date of such determination being referred to as the "Cessation Date"), the Operating Partnership will so advise
                    --------------
each Contributor in writing and thereupon all parties hereto will be relieved of all obligations under this Contribution Agreement, all Ancillary Agreements, and all Closing Documents (except for obligations arising under Sections 1.7, 2.5 and 3.3 hereof).

     1.7  Closing Costs.  The Operating Partnership agrees to pay all of the
          -------------
closing costs, other than Contributor's legal fees, arising from the transfer of the Interests of each Contributor pursuant to this Contribution Agreement (the "Contribution Rights"), including, without limitation, any applicable transfer and sales taxes and any transfer fee due in connection with the assumption of existing mortgage debt by the Operating Partnership; provided, however that certain cost associated with the foregoing shall be deducted from the Consideration payable to each Contributor in accordance with the adjustments set forth in Article IV and as set forth in Exhibit B.

     1.8  Further Assurances.  Each Contributor will, from time to time, execute
          ------------------
and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Contribution Agreement, including instruments or documents deemed necessary by the Operating Partnership to effect and evidence the conveyance of such Contributor's Interests in accordance with the terms of this Contribution Agreement. The provisions of this Section 1.8 shall survive the Final Closing.

          ARTICLE II.  REPRESENTATIONS, WARRANTIES
                       AND COVENANTS OF CONTRIBUTORS
                       -----------------------------

     As a material inducement to the Operating Partnership to enter into this Contribution Agreement and to consummate the transactions contemplated hereby, each Contributor hereby severally makes to the Operating Partnership each of the representations and warranties set forth in this Article II, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to complete the acquisition of any Contributor's Interests such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing.

     2.1  Title to Interests.  Each Contributor owns its Interests beneficially
          ------------------
and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (collectively, "Encumbrances"), except as disclosed as exceptions in the title
                ------------
reports identified in Exhibit C for real property owned or leased by an Asset Entity, such title reports dated on or after the date the related Property was acquired by the Asset Entity, and subject to such further title exceptions as are satisfactory to the Operating Partnership in its sole discretion, and as set forth on Exhibit C attached hereto (any such encumbrance set forth in the title
         ---------
reports identified in Exhibit C or otherwise specifically set forth therein or accepted by the REIT or set forth on Exhibit C, a "Permitted Encumbrance"), and
                                     ---------     ---------------------
has full power and authority to convey free and clear of any Encumbrances (except, where applicable, the Permitted Encumbrances), its Interests and, upon delivery of any Assignment by such Contributor conveying its Interests and delivery of Consideration for such Interests as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby and, where applicable, the Permitted Encumbrances. No Contributor will consent to join in or in any way effect the transfer of any Asset prior to the Final Closing except pursuant to this Contribution Agreement. At the Final Closing, if so requested, Contributors will execute all documents necessary to enable a title insurance company (acceptable to the Operating Partnership, in its sole discretion) to issue to the Operating Partnership an ALTA Form B (1987 or later) Owner's Policy and such endorsements as the Operating Partnership may reasonably request, insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Assets to the Operating Partnership; provided that the cost of any affirmative insurance to insure over any Encumbrances (other than Permitted Encumbrances) with respect to each Property shall be limited to $100,000 in the aggregate per Property, which amount shall be deducted, pro rata, from the Consideration to be received by the Contributor who have contributed their interest with respect to the affected Property at the Final Closing. Each of such Contributor's Interests have been validly issued and Contributor has funded (or will fund before the same is past due) all capital contributions and advances to the Asset Entity in which such Interest represents an interest that are required to be funded or advanced prior to the date hereof and the date of the Initial Closing and the Final Closing. There are no agreements, instruments or understandings with respect to any of such

Contributor's Interests except as set forth in (x) the partnership agreement of the Asset Entity in which an Interest represents a limited partner or general partner interest or as disclosed in writing to the Operating Partnership and (y) in any third party agreement to which an Asset Entity is currently a party, e.g., franchise agreements, ground leases, etc. Such Contributor has no interest, either direct or indirect, in any of the Assets except for (a) the Interests owned by it which are the subject of this Contribution Agreement, and
(b) direct or indirect interests in partnerships or other entities which are themselves Contributors hereunder. Such Contributor covenants that no Encumbrance on his Interests (except, where applicable, the Permitted Encumbrances) will be in existence as of the date of the Final Closing. In making the representations in this Section 2.1 regarding the absence of Encumbrances, each Contributor may assume that the consents and waivers of rights set forth in Section 6.10 hereof have been given by all partners of partnerships in which such Contributor's Interest represent direct or indirect interests. Notwithstanding anything to the contrary contained herein, to the extent that the Contributor's Interests transferred hereunder constitute interests in partnerships or other entities ("Continuing Partnerships") which
                                              -----------------------
will continue in existence after the consummation of the transactions contemplated hereby, such Interests are and will remain subject to the terms and provisions of the partnership or other organizational agreements (as amended) of the Continuing Partnerships, including without limitation, restrictions, options, priorities and partnership loans and partnership obligations provided for therein.

     2.2  Authority.  Such Contributor has full right, authority, power and
          ---------
capacity: (a) to enter into this Contribution Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Contributor pursuant to this Contribution Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, convey, assign and deliver all of such Contributor's Interests to the Operating Partnership upon delivery to such Contributor of the Consideration therefor in accordance with this Contribution Agreement. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, equity of redemption, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except for any breaches, violations or defaults which will be waived or cured prior to the Initial Closing and all loans, indentures, creditor agreements or other agreements which will be discharged or repaid prior to or contemporaneously with the IPO Closing and any required consents obtained from third parties to existing agreements to which an Asset Entity is bound e.g., franchise agreements, ground leases, etc., the execution, delivery and performance of this Contribution Agreement and each such agreement, document and instrument by or on behalf of such Contributor: (a) does not and will not violate such Contributor's partnership agreement, operating agreement, declaration of trust, charter or bylaws, if applicable, or other organizational documentation; (b) does not and will not violate any foreign, federal, state, local or other laws applicable to or binding on such Contributor or require such Contributor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (c) does not and will not result in a material breach of, constitute a material default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Contributor is a party or by which the property of such Contributor is bound or affected, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any partnership in which an Interest of such Contributor represents an interest. In making the representations set forth in this Section 2.2, each Contributor may assume that the consents and waivers of rights set forth in
Section 6.10 hereof have been given by all partners of partnerships or owners of voting interests, other than the Contributors, in entities in which such Contributor's Interests represent direct or indirect interests.

     2.3  Litigation.  To the best of such Contributor's knowledge, there is no
          ----------
litigation or proceeding, either judicial or administrative, pending or threatened in writing materially and adversely affecting all or any portion of such Contributor's Interests or such Contributor's ability to consummate the transactions contemplated hereby. Such Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Interests, which in any such case would impair such Contributor's ability to enter into and perform all of its obligations under this Contribution Agreement.

     2.4  No Other Agreements to Sell.  Such Contributor represents that it has
          ---------------------------
not made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any person or firm other than the Operating Partnership (a) to sell, transfer or in any way encumber (except for Permitted Encumbrances) any of such Contributor's Interests or to not sell such Contributor's Interests, or (b) to enter into any agreement with respect to a sale, transfer or encumbrance or put or call right with respect to such Contributor's Interests. In making the representations set forth in this
Section 2.4, each Contributor may assume that the consents and waivers of rights set forth in Section 6.10 hereof have been given by all partners of partnerships or owners of voting interests, other than the Contributors, in entities which such Contributor's Interests represent direct or indirect interests.

     2.5  No Brokers.  Such Contributor has not entered into, and covenants that
          ----------
it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and such Contributor shall indemnify and hold harmless the Operating Partnership for all costs and expenses incurred by the Operating Partnership as a result of a breach of this representation.
The provisions of this Section 2.5 shall survive termination of this Contribution Agreement.

     2.6  Investment Representations and Warranties.  Each Contributor who is
          -----------------------------------------
receiving Units represents and warrants as follows:

          (a) Upon the issuance of Units to such Contributor, such Contributor shall become subject to, and shall be bound by, the terms and provisions of the agreement of limited partnership of the Operating Partnership (in substantially the form attached hereto as Exhibit D) (the "Partnership Agreement"), including
                                             ---------------------
the terms of the power of attorney contained in Section 15.11 thereof, as the Partnership Agreement may be amended from time to time in accordance with its terms.

          (b) Such Contributor understands the risks of, and other considerations relating to, the purchase of the Units. Such Contributor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment.

          (c) Such Contributor understands that an investment in the Operating Partnership involves substantial risks. Such Contributor has been given the opportunity to make a thorough investigation of the proposed activities of the Operating Partnership and has been furnished with materials relating to the Operating Partnership and its proposed activities. Such Contributor has been afforded the opportunity to obtain any additional information deemed necessary by such Contributor to verify the accuracy of any representations made or information conveyed to such Contributor. Such Contributor confirms that all documents, records, and books pertaining to its investment in the Operating Partnership and requested by such Contributor have been made available or delivered to such Contributor. Such Contributor has had an opportunity to ask questions of and receive answers from the Operating Partnership, or from a person or persons acting on the Operating Partnership's behalf, concerning the terms and conditions of this investment. Such Contributor has relied and is making its investment decision upon written information provided to the Contributor by or on behalf of the Operating Partnership and/or Contributor's position (in the case of certain individual Contributors) as a director or executive officer of the REIT.

          (d) The Units to be issued to such Contributor will be acquired by such Contributor for its own account (or if such Contributor is a trustee, for a trust account) for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to such Contributor's right (subject to the terms of the Units) at all times to distribute the Units to affiliates of Contributor or to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities
                          --------------
laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. Such Contributor was not formed for the specific purpose of acquiring an interest in the Operating Partnership.

          (e) Such Contributor acknowledges that (i) the Units to be issued to such Contributor have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein, (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) the Operating Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws except as set forth in that certain Registration Rights Agreement. Such Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder which will be set forth in the Partnership Agreement and/or in a Registration Rights Agreement (as defined in Section 5.1 hereof), such Contributor may have to bear the economic risk of the investment commitment evidenced by this Contribution Agreement and any Units acquired hereby for an indefinite period of time, although (i) under the terms of the Partnership Agreement, as it will be in effect at the time of the IPO, Units will be redeemable at the request of the holder thereof at any time after the first anniversary of their issuance for cash or (at the option of the REIT) for Common Stock of the REIT and (ii) the holder of any such Common Stock issued upon a presentation of Units for redemption will be afforded certain rights to have such Common Stock registered for resale under the Securities Act or applicable state securities laws under the Registration Rights Agreement as described more fully below.

          (f) Each Contributor is an "accredited investor" as defined in Regulation D under the Securities Act.

     2.7  FIRPTA Representation.  Contributor is not a "foreign person" within
          ---------------------                         --------------
the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

     2.8  Covenant to Remedy Breaches.  Each Contributor covenants to use all
          ---------------------------
reasonable efforts within its control (a) to not take any action that would cause the breach of any representation or warranty of such Contributor hereunder and (b) to satisfy all covenants of such Contributor hereunder.

                 ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPERATING PARTNERSHIP
                 --------------------------------------------------------

     As a material inducement to each Contributor to enter into this Contribution Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to each Contributor each of the representations and warranties set forth in this Article III, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Final Closing.

     3.1  Authority.  The Operating Partnership has full right, authority, power
          ---------
and capacity: (a) to enter into this Contribution Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Contribution Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to issue Units to each Contributor to the extent called for in accordance with the terms of this Contribution Agreement. This Contribution Agreement and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Contribution Agreement and each such agreement, document and instrument by the Operating Partnership: (a) does not and will not violate the Partnership Agreement; (b) does not and will not violate any foreign, federal, state and local or other laws applicable to Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected.

     3.2  Litigation.  To the best of the Operating Partnership's knowledge,
          ----------
there is no litigation or proceeding, either judicial or administrative, pending or threatened in writing, materially and adversely affecting all or any portion of the Operating Partnership's ability to consummate the transactions contemplated hereby. The Operating Partnership knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Interests, which in any such case would impair its ability to enter into and perform all of its obligations under this Contribution Agreement.

     3.3  No Brokers.  The Operating Partnership has not entered into, and
          ----------
covenants that will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of any Contributor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby, and the Operating Partnership shall indemnify and hold harmless any Contributor for all costs and expenses incurred by any Contributor as a result of a breach of this representation. The provisions of this Section 3.3 shall survive termination of this Contribution Agreement.

     3.4  No Prior Business Activity.  Neither the REIT nor the Operating
          --------------------------
Partnership have engaged in any business operations prior to the date of this Agreement.

     3.5  Status of Units.  The Units to be issued to each Contributor will,
          ---------------
when issued and delivered in accordance with the terms hereof, be validly issued and fully paid and will be free and clear of any liens or encumbrances.

     3.6  Tax Matters.  Neither the REIT nor the Operating Partnership has been
          -----------
required to file any federal, state and other tax returns (including information reports) or pay any tax prior to the date of this Agreement.

     3.7  Investment Company.  Neither the REIT nor the Operating Partnership is
          ------------------
required to be registered under the Investment Company Act of 1940, as amended.

     3.8  Qualification as a REIT and a Real Estate Operating Company.  The REIT
          -----------------------------------------------------------
shall at all times use its best efforts to meet the requirements to qualify as a REIT [and a domestically-controlled REIT] under the Code and as a REOC within the meaning of Plan Assets Regulations, unless and until the Board of Directors shall determine, in accordance with the Declaration of Trust, that it is not in the best interest of the General Partner and the holders of its beneficial interests to continue to meet such requirements.

     3.9  Best Efforts to Complete IPO.  The REIT shall use its reasonable best
          ----------------------------
efforts to complete the IPO before May 15, 1998 and to obtain the highest public offering price at which the underwriters are willing to complete the IPO.


                        ARTICLE IV.  CLOSING ADJUSTMENTS
                                     -------------------

     4.1  Prorations.    The Consideration for the Assets shall be subject to
          ----------
prorations and credits as follows to be determined as of 12:01 A.M. local time for wherever the Asset is located on the date of the Final Closing (the "Adjustment Time"), it being understood that the date of the Final Closing shall be the first day of income and expense to the Operating Partnership. Except as specifically set forth below, all allocations, prorations and adjustment shall be made as of such time:

               (a) Hotel Revenues.  Except as set forth below, each Asset Entity
                   --------------
     shall be entitled to all hotel room, food service, bar, beverage and liquor revenues and charges and all revenues and charges from hotel room operations, restaurant operations, hotel banquet and conference facility operations, and other revenue of any kind attributable to the same for the period prior to the "Adjustment Time". The Operating Partnership shall be entitled to all hotel room, food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and all other revenue of any kind attributable to any of the same for the period on and after the "Adjustment Time". Notwithstanding the foregoing, the Operating Partnership shall be entitled to one-half (1/2) of the revenue from hotel rooms at each Asset for the night preceding the date of the Final Closing. The Operating Partnership shall not give any Asset Entity a credit at the date of the Final Closing for any accounts receivable in connection with the Asset as of the date of the Final Closing; but the Operating Partnership shall use reasonable efforts to collect such accounts receivable and shall remit them to the Asset Entity upon collection, less all reasonable third party costs of collection; provided, however, any collection of account receivables shall first be applied to those accruing prior to the date of the Final Closing. Each Asset Entity shall provide the Operating Partnership a credit against the Consideration for such Asset in an amount equal to all guest reservation deposits held by the related hotel for hotel guests arriving or staying after check out time for such Asset on the date of the Final Closing.

               (b) Rents payable under Tenant Leases.  Prepaid rent,
                   ---------------------------------
     nondelinquent rents, and tax reimbursements under any space leases affecting the Asset (collectively, "Rents") collected subsequent to the
                                         -----
     date of the Final Closing and properly allocable to periods prior to the date of the Final Closing, net of the Operating Partnership's costs of collection, if any, shall be paid, promptly after receipt, to each Asset Entity, but subject to all of the provisions of this Section hereof; and any portion thereof properly allocable to periods subsequent to the date of the Final Closing, if any, shall be paid to the Operating Partnership. Any amount collected from a tenant shall first be applied to such tenant's current monthly rental and then to past due amounts in the reverse order in which they were due. Any advance rental payments or deposits paid by tenants prior to the date of the Final Closing and applicable to the period of time subsequent to the date of the Final Closing and any security deposits or other amounts paid by tenants, together with any interest on both thereof to the extent such interest is due to tenants, shall be credited to the Operating Partnership on the date of the Final Closing.
     Any invoices associated with tenant pass throughs shall be attributable, prior to the Adjustment Time, to the relevant Asset Entity and after the Adjustment Time, any to the Operating Partnership. No credit shall be given the Asset Entity for accrued and unpaid Rent or any other non-current sums due from tenants until said sums are paid.

               (c) Minimum Working Capital; Cash and Cash Reserves.  The Asset
                   -----------------------------------------------
     shall, as of the Closing Time, have working capital equal to the amount set forth on Exhibit B ("Minimum Working Capital"). To the extent all petty cash funds at the Asset and all cash in any operating accounts for the Asset exceed the amount required to fund Minimum Working Capital the Operating Partnership shall give Asset Entity a credit on the date of the Final Closing. To the extent such cash is insufficient to fund Minimum Working Capital, the deficiency shall be deducted from the consideration payable to Contributor in accordance with Exhibit B. Any amounts attributable to any reserves for furniture, fixtures and equipment shall remain an asset of the Asset Entity after the Final Closing and shall not be prorated. The Operating Partnership and the Asset Entity shall make mutually satisfactory arrangements for counting such cash and determining the balances in the operating accounts as of the Adjustment Time.

               (d) Trade Payables.  Trade payables shall mean (for all purposes)
                   --------------
     under this Contribution Agreement, open accounts payable to trade vendors or suppliers of the Asset's hotel, restaurant, bar or similar facilities. Each Asset Entity agrees to give the Operating Partnership a credit on the date of the Final Closing for all trade payables from the Asset which have accrued on or prior to the Adjustment Time, and the Operating Partnership shall be obligated to pay such payables to the extent it has received a credit from the Asset Entity on the date of the Final Closing. The Operating Partnership agrees to pay all trade payables from each Asset which have accrued after the Adjustment Time and shall and hereby does indemnify and hold each Asset Entity harmless from payment of the same.
     The indemnities contained or provided for in this section survive the date of the Final Closing.

               (e) Banquet and Event Deposits.  The Operating Partnership shall
                   --------------------------
     receive and be entitled to a credit against the Consideration for all prepaid deposits for banquets and other functions that are scheduled to take place at any Asset on or after the date of the Final Closing.

               (f) Service Contracts and Equipment Leases.  Any amounts prepaid
                   --------------------------------------
     or payable under any Service Contracts or Equipment Leases or any other agreements which the Operating Partnership has elected to assume shall be prorated at the date of the Final Closing as of the date of the Final Closing with the relevant Asset Entity obligated for all sums accrued prior to the Adjustment Time and the Operating Partnership obligated for all sums accrued after the Adjustment Time.

               (g) Sales Tax.  The Operating Partnership shall receive a credit
                   ---------
     for any and all sales, occupancy, use or other taxes due in connection with the operation of any Asset which have accrued prior to the date of the Final Closing and the applicable Asset Entity shall indemnify the Operating Partnership for all such taxes to the extent the Operating Partnership has not received such credit. The Operating Partnership shall be responsible to pay all such taxes to the extent it has received a credit and shall indemnify the relevant Asset Entity for such taxes. The indemnifications set forth herein shall survive the date of the Final Closing.

               (h) Taxes.  The Operating Partnership shall receive a credit for
                   -----
     any accrued but unpaid real estate taxes imposed in respect of any Asset for the portion of the current year which has elapsed prior to the date of the Final Closing (and to the extent unpaid, for prior years) and, any Asset Entity shall receive a credit for any prepaid real estate taxes paid in respect of any Asset attributable to a portion of a year after the date of the Final Closing.
     If the amount of any such taxes have not been determined as of the date of the Final Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. An Asset Entity shall give the Operating Partnership a credit for any special assessments which are levied or charged against the Asset prior to date of the Final Closing, whether or not then due and payable.

               (i) Utilities.  Utilities and fuel, including, without
                   ---------
     limitation, steam, water, electricity, gas and oil, shall be prorated as of the date of the Final Closing. The Asset Entity shall cause the meters, if any, for utilities to be read the day on which the Final Closing occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the date of the Final Closing; and such adjustment shall be reprorated when the next utility bills are received.

               (j) Employee Expenses.  Wages, benefit payments, vacation pay (or
                   -----------------
     the value of any time accrued with respect thereto), and any other compensation or benefits payable to all persons currently employed for work in or in connection with an Asset and its operation (collectively, "Employees") shall be prorated as of the date of the Final Closing; the Operating Partnership shall not be required to assume any obligation with respect to any employee benefits that were incurred prior to the date of the Final Closing and for which the Operating Partnership did not receive a credit therefor; the Asset Entity shall indemnify the Operating Partnership against any claim in connection therewith that occurs before the date of the Final Closing and the Operating Partnership shall indemnify the contributors against any claim in connection therewith that occurs on or after the date of the Final Closing. The indemnity provided herein shall survive the date of the Final Closing.

               (k) Ground Lease Rents.  Prepaid rent, nondelinquent rents,
                   ------------------
     delinquent rents, tax reimbursements, and other fees and costs under any ground, or other leases, or parking agreements to which an Asset is subject (collectively, "Ground Rents") shall be adjusted and prorated as of the
                     ------------
     date of the Final Closing.

               (l) Condominium Charges.  Assessments and capital assessments,
                   -------------------
     including any advance payments made by an Asset Entity but only to the extent the advance payments are attributable to the time period after the date of the Final Closing, under any declaration of condominium to which the Asset is subject (collectively, "Assessments") shall be adjusted and prorated as of the date of the Final Closing.

               (m) Prepaid Expenses.  To the extent not otherwise contemplated
                   ----------------
     above, any amounts attributable to the advance payment of expenses shall be adjusted and prorated as of the date of the Final Closing.

     At least five (5) days prior to the date of the Final Closing, each Asset Entity shall deliver to the Operating Partnership copies of all information and records necessary to support the prorations hereunder. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same.

     4.2  Accounts Receivable.  Each Asset Entity shall retain all accounts
          -------------------
receivable and other income items which are attributable to periods prior to the date of the Final Closing. Each Asset Entity shall deliver to the Operating Partnership at the Final Closing a schedule of all such unpaid accounts receivable and other income items as of the date of the Final Closing. All such accounts receivable and other income items collected by or for the Operating Partnership after the date of the Final Closing which are attributable to periods prior to the date of the Final Closing shall be promptly remitted to the order of the appropriate Asset Entity. Except for sums actually received by the Operating Partnership pursuant to the immediately preceding sentence, the Operating Partnership shall assume no obligation to collect or enforce the payment of any amounts that may be due to an Asset Entity, except that the Operating Partnership shall render reasonable assistance, at no expense to the Operating Partnership, to an Asset Entity after the Final Closing in the event an Asset Entity proceeds against any third-party to collect any accounts receivable or other income items due the Asset Entity.

     4.3  Security Deposits.  An amount equal to all tenant security deposits
          -----------------
and all other deposits for advance reservations, or made in connection with the space leases or the guest bookings and interest thereon, if any, and any other amounts due with respect to such deposits shall be paid over to the Operating Partnership at the Final Closing.

     4.4  Additional Indemnities.  The Operating Partnership shall hold
          ----------------------
harmless, indemnify and defend each Contributor from and against: (a) any and all obligations, liabilities, liens or encumbrances, whether direct, contingent or consequential, arising from claims by third parties, in any way related to or arising from events or occurrences at an Asset after the date of the Final Closing, including, but not limited to, any damage to property or injury to or death of any person; and (b) all costs and expenses of each Contributor, including reasonable attorneys' fees, related to any actual or threatened actions, suits or judgements incident to any of the foregoing, whether or not any such action or suit is ever filed or such judgement is ever rendered.

     4.5  Timing of Calculations; Cooperation.  Each Contributor and the
          -----------------------------------
Operating Partnership agree to use reasonable efforts to reconcile, prorate, and adjust all of the foregoing items upon the Final Closing and, in all events, such reconciliation, proration and adjustment shall be completed within ninety
(90) days after the date of the Final Closing. In the event any adjustments or prorations made pursuant to this Contribution Agreement are, subsequent to Final Closing, found to be erroneous, then either party hereto who is entitled to additional amounts shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid promptly by the other party upon receipt of invoice. Such invoice shall be accompanied by reasonable substantiating evidence.

     4.6  Allocation of Adjustments.  All adjustments contemplated by this
          -------------------------
Article IV shall, to the extent practicable, be made by adjusting (either up or down) the cash portion amount of the Consideration and/or the number of Units issued to each Contributor by debiting or crediting (as the case may be) such Contributor's Consideration with a portion of the prorated items allocated to an Asset Entity in which the Contributor owns an interest. The amount of an Asset Entity's adjustments calculated pursuant to this Article IV allocated to each Contributor shall be that portion equal to that Contributor's pro rata equity interest in each Asset Entity, subject to any limitations set forth in Exhibit B.


          ARTICLE V.  CONDITIONS PRECEDENT TO CONTRIBUTORS OBLIGATIONS
                      ------------------------------------------------

     5.1 Contributors' obligation to contribute, and the Operating Partnership's obligation to acquire, the Interests in the Asset Entities from the Contributors in accordance with this agreement shall be subject to the following conditions precedent which must be satisfied on or prior to the Final
Closing:

          (i) The Total Company Enterprise Value as defined in Exhibit B, shall not be less than $405,000,000.

          (ii) if, as a result of the breach of a contribution agreement by one or more contributors of interests in an Asset Entity other than a Contributor signatory hereto, in excess of one hotel Property set forth on Exhibit A shall not be acquired or acquirable by the date of the Final Closing by the Operating Partnership;

          (iii) Steinhardt Group Inc. and Cargill Financial Services Corporation or their designated affiliates shall each receive options, warrants or other rights as set forth in Exhibit G to acquire Common Shares of the REIT equal to 1.155% and 0.88% of Total Company Equity Value as defined in Exhibit B respectively as of the IPO (including any amounts attributable to the over-allotment option, if any additional options are issued in connection therewith to the outside advisor of the REIT.

                          ARTICLE VI.  MISCELLANEOUS
                                       -------------

          6.1  Amendment.  Any amendment hereto shall be effective only upon
               ---------
execution of all parties signatory hereto. No waiver of any provisions of this Contribution Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

          6.2  Entire Agreement; Counterparts; Applicable Law.  This
               ----------------------------------------------
Contribution Agreement and all Ancillary Agreements (a) constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of law provisions thereof.

          6.3  Assignability.  This Contribution Agreement shall be binding
               -------------
upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Contribution Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

          6.4  Titles.  The titles and captions of the Articles, Sections and
               ------
paragraphs of this Contribution Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Contribution Agreement.

          6.5  Third Party Beneficiary.  No provision of this Contribution
               -----------------------
Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 6.3 and
6.10 of this Contribution Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

          6.6  Severability.  If any provision of this Contribution Agreement,
               ------------
or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Contribution Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Contribution Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

          6.7  Equitable Remedies.  The parties hereto agree that irreparable
               ------------------
damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Contribution Agreement or otherwise at law or in equity.

          6.8  Attorneys' Fees.  In connection with any litigation or a court
               ---------------
proceeding arising out of this Contribution Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial, or on appeal.

          6.9  Notices.  Any notice or demand which must or may be given under
               -------
this Contribution Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (a) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (b) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (c) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership at the following address and telecopy number:

                                 LaSalle Hotel Operating Partnership, L.P.
                                 c/o LaSalle Hotel Properties
                                 220 East 42nd Street
                                 New York, New York  10014
                                 Attention:  President
                                 Phone:
                                 Telecopy:  212-687-8170

with copies to:

                                 Brown & Wood llp
                                 One World Trade Center
                                 New York, New York  10048
                                 Attention:  Michael F. Taylor
                                 Phone:  212-839-5300
                                 Telecopy:  212-839-5599


and addressed and delivered or telecopied, in the case of a notice to a Contributor, at the address and telecopy number set forth under such Contributor's name in the Contributor's Signature Page hereto.

     6.10  Waiver of Rights; Consents with Respect to Partnership Interests.
           ---------------------------------------------------------------

          (a) Each Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the partnership agreement of one or more partnerships in which one or more of such Contributor's Interests represents a direct or indirect interest or another agreement among one or more holders of such Interests or one or more of the partners of any such partnership. With respect to each partnership in which an Interest of a Contributor represents a direct or indirect interest, each Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to facilitate any Conveyance Action relating to such partnership (as such terms are hereinafter defined).

          As used herein, the term "Conveyance Action" means, with respect to
                                    -----------------
any partnership having a direct or indirect ownership interest in any Asset, (i) the conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is a Contributor hereunder) of its direct or indirect interest in such partnership to the Operating Partnership or (ii) the entering into by any such partner or holder of any agreement relating to (x) the formation of the Operating Partnership or the REIT, or (y) the direct or indirect acquisition by the Operating Partnership of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to, or merger with, any person of a direct or indirect interest in such partnership, the entering into any agreement with any person that grants to such person the right to purchase a direct or indirect interest in such partnership, and the giving of the Consents and Waivers contained in this
Section 6.10 or consents or waivers similar thereto in form or purpose. As used herein, the term "Consents" means, with respect to any such partnership, any
                  --------
consent necessary or desirable under the partnership agreement of such partnership or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to permit any and all Conveyance Actions relating to such partnership or to amend such partnership agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute limited partner or general partner of such partnership upon the Operating Partnership's acquisition of a limited or general partnership interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment as may be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, (iv) to continue such partnership following the transfer of interest therein to the Operating Partnership and (v) to merge such partnership with and into the Operating Partnership. As used herein, the term "Waivers" means, with respect to a partnership of which an Interest of a
      -------

Contributor represents a direct or indirect interest, the waiving of any and all rights that such Contributor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to such Contributor or other person upon the occurrence of, a Conveyance Action relating to such partnership, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such partnership or to sell such Contributor's or other person's direct or indirect interest therein to another partner, rights to sell such Contributor's or other person's direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such partnership because of such Conveyance Action. Each Contributor further covenants that such Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a partnership in which an Interest of such Contributor represents a direct or indirect interest. The Waivers and Consents contained in this Section 6.10 shall terminate upon the termination of this Contribution Agreement, except as to transactions completed hereunder prior to termination.

          (b) Each Contributor by its execution hereof (i) with respect to each Asset Entity in which an Interest owned by Contributor represents a direct or indirect interest therein and with respect to which the Operating Partnership acquires all of the ownership interests therein gives such consent as is necessary to cause each such Asset Entity, as applicable, to have authority to transfer the Assets of such Asset Entity to the Operating Partnership on such terms and conditions as such Asset Entity and the Operating Partnership may agree, but only to the extent necessary to maintain the REIT's status as a REIT under the Code; and (ii) agrees that such Contributor's Consideration may be reduced to reflect such direct transfer of assets and the consequent receipt of Units directly by such Asset Entity, provided that the total consideration to be received by such Contributor either directly hereunder or indirectly through the receipt of Units by an Asset Entity shall not be less than Contributor's Consideration.

          (c) Each Contributor by its execution hereof gives such consent as is necessary to cause, with respect to the partnership agreement of each partnership in which an Interest of such Contributor represents, directly or indirectly, a limited partner or general partner interest, an amendment thereto to enable such partnership, to the extent permissible under applicable law, (i) to admit the Operating Partnership as a substitute limited partner therein and/or a substitute general partner therein if the Operating Partnership by the exercise of its Contribution Right acquires a limited partnership interest or a general partnership interest in such partnership, respectively, (ii) to redeem the interest of any other partner therein who has not agreed to become a party to this Contribution Agreement or a similar contribution agreement with the Operating Partnership, (iii) to transfer to all partners thereof, including any partner who has not agreed to become a party to this Contribution Agreement, Units and/or cash (provided that such Contributor receives as a result of all such distributions and the direct payment of consideration hereunder, an amount of cash and/or Units that is in conformity with the Consideration of such Contributor provided for herein), and thereafter, at the Operating Partnership's option, to dissolve, and (iv) any such other amendment as the Operating Partnership may deem desirable and necessary to effectuate the business intent of this Agreement, provided that such amendment occurs simultaneously with or immediately prior to the acquisition of the applicable partnership interest and, provided further, that such amendment will not result in any increased liability on the part of any Contributor hereunder or under the applicable partnership agreement.

          6.11  Covenant to Proceed in Good Faith.  The Operating Partnership
                ---------------------------------
will use its reasonable best efforts to effectuate the business intent of this Agreement.

          6.12  Confidentiality.  All press releases or other public
                ---------------
communications of any kind relating to the IPO or the transactions contemplated herein to the extent such press releases or communications directly or indirectly refer to the Contributors, and the method and timing of release for publication thereof, will be subject to the prior approval of the Operating Partnership and a majority of the Contributors which such approval or non-approval shall be provided within 24 hours of the date notice is received or shall otherwise be deemed approved. The Operating Partnership shall use its reasonable best efforts to include the Contributor's name in such communication upon request if agreed to by the underwriters and counsel to the Operating Partnership, and if otherwise appropriate.

          6.13  Computation of Time.  Any time period provided for herein which
                -------------------
shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. Except as set forth in Article IV, all times are Eastern Time.

          6.14  Survival.  It is the express intention and agreement of the
                --------
parties hereto that the representations, warranties and covenants of each party set forth in this Contribution Agreement shall survive the consummation of the transactions contemplated hereby.

          6.15  Time of the Essence.  Time is of the essence with respect to all
                -------------------
obligations of each party under this Contribution Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties hereto has executed this Contribution Agreement, or caused the Contribution Agreement to be duly executed on its behalf, as of the date first written above.

                                 LASALLE HOTEL OPERATING PARTNERSHIP, L.P.



                                 By: LASALLE HOTEL PROPERTIES
                                   Its General Partner



                    By: /s/ Michael D. Barnello
                        --------------------------------------------
                        Name:  Michael D. Barnello
                        Title: Chief Operating Officer and
                               Senior Vice President of Acquisitions

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 SRP SEAVIEW, L.P.

                                 By:  SRA Investment Property GP II, Inc.,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 RAD BLOOM, L.P.

                                 By:  SRA GP, LLC,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 DALLAS MER HOTEL, L.P.

                                 By:  SRA Investment Property GP II, Inc.,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 NEW ORLEANS HOSPITALITY, L.P.

                                 By:  SRA Investment Property GP II, Inc.,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 KEY WEST PROPERTY, L.P.

                                 By:  SRA Investment Property GP II, Inc.,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                           CONTRIBUTOR SIGNATURE PAGE



          The undersigned, desiring to become one of the within named Contributors to that certain Contribution Agreement by and among LaSalle Hotel Operating Partnership, L.P. and such Contributors, dated as of January 30, 1998, hereby becomes a party to such Contribution Agreement. The undersigned agrees that this signature page may be attached to any counterpart of said Contribution Agreement.

                                 NEB HOTEL, L.P.

                                 By:  SRA Investment Property GP II, Inc.,
                                 Its general partner


                                 By: /s/ Ed Kirtman
                                     --------------------------
                                   Name:  Ed Kirtman
                                   Title:



                                 Address of Contributor:
                                 650 Madison Avenue
                                 New York, NY 10022

                                 Telephone/Facsimile Numbers:
                                 (212) 371-7300
                                 (212) 371-7171

                                   EXHIBIT A
                                   ---------


                  CONTRIBUTORS, ASSET ENTITIES AND PROPERTIES
                  -------------------------------------------

    Contributor                Asset Entity                           Property
    -----------                ------------                           ----------
1.  SRP Seaview, L.P.          Seaview Hotel Investors, L.P.          Marriott Seaview Resort
                               ("Asset Entity I")

2.  RAD Bloom, L.P.            LaSalle LRP Bloomington Limited        Radisson Hotel South
                               Partnership ("Asset Entity II")        and
                                                                      Plaza Tower
3.  Dallas Mer Hotel, L.P.     LRP Dallas Hotel Limited Partnership   Le Meridien Dallas Hotel
                               ("Asset Entity III")

4.  New Orleans                LRP New Orleans Hotel Limited          Le Meridien New Orleans
    Hospitality, L.P.          Partnership ("Asset Entity IV")        Hotel

5.  Key West Property, L.P.    Key West Hotel Investors Limited       Holiday Inn Beachside
                               Partnership ("Asset Entity V")

6.  NEB Hotel, L.P.            Omaha Hotel Investors Limited          Omaha Marriott Hotel
                               Partnership ("Asset Entity VI")

                                   EXHIBIT B
                                   ---------


Contributor                      Interest                        Consideration*
-----------                      --------                        -------------
SRP Seaview, L.P.                46.6371% limited partnership    See attached valuation formula.
                                 interest in Asset Entity I

RAD Bloom, L.P.                  56.044% limited partnership     See attached valuation formula.
                                 interest in Asset Entity II

Dallas Mer Hotel, L.P.           43.3044% limited partnership    See attached valuation formula.
                                 interest in Asset Entity III

New Orleans Hospitality, L.P.    45.165034% limited              See attached valuation formula.
                                 partnership
                                 interest in Asset Entity IV

Key West Property, L.P.          42.8464% limited partnership    See attached valuation formula.
                                 interest in Asset Entity V

NEB Hotel, L.P.                  43.243243% limited              See attached valuation formula.
                                 partnership
                                 interest in Asset Entity VI



                                   EXHIBIT C
                                   ---------


                             PERMITTED ENCUMBRANCES
                             ----------------------

                                   EXHIBIT D
                                   ---------


                        OPERATING PARTNERSHIP AGREEMENT

                                   EXHIBIT E
                                   ---------


                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT F
                                   ---------


                                ESCROW AGREEMENT

                                       35